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                                                            EXHIBIT NO. 99.9(b)


                              LEGAL OPINION CONSENT



I consent to the incorporation by reference in this Post-Effective Amendment No. 36 to the Registration Statement (File Nos. 33-7638 and 811-4777) (the "Registration Statement") of MFS(R) Series Trust I (the "Trust"), of my opinion dated May 30, 2000, appearing in Post-Effective Amendment No. 36 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on May 31, 2000.




                                         JAMES R. BORDEWICK, JR.
                                         ---------------------------------
                                         James R. Bordewick, Jr.
                                         Assistant Clerk and Assistant Secretary

Boston, Massachusetts
October 19, 2000